  Exhibit 99.1

American Resources Corporation Commences Railcar and Metal Recycling Service Partnership

Through wholly owned subsidiary, American Metals LLC, the Company is able to further clean up the environment by processing retired coal railcars to be recycled

Partnership enables company to generate revenue and create further diversification for stakeholders

Company is poised to be one of the fastest growing U.S. suppliers of raw materials to serve long-term steel markets driven by global infrastructure demand

September 17, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / September 17, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace, today announced that, in conjunction with a third-party metal aggregating and processing company, it has begun receiving and processing retired coal railcars to be recycled for their metal content and reused for alternative, modern-day purposes. American Metals LLC’s partnership provides for the allocation and processing of the decommissioned railcars, and the Company is initially utilizing certain areas of its Indiana property, including its rail spur, for storing and staging areas for the railcars to be processed and ultimately transported to be recycled.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “As an important part of our overall strategy of being a leading supplier of raw materials to the growing global infrastructure space, we continue to find ways to expand our metal recovery business. Our innovation provides us with various ways of maximizing the value of our assets, and our goal of broadening the raw material products we can offer our valued customer base. By leveraging our American Metals subsidiary and continuing to buildout our business lines in forward-looking industries that supply the infrastructure market, we believe we have the ability to not only expand our revenue but also create further diversification for our shareholders.”

The Indiana property is a decommissioned thermal coal mine located in Greene County, Indiana that is currently undergoing a complete environmental reclamation and remediation. It once served as a baseload supplier of thermal coal to a regional utility provider however, with the transition away from coal-based fuels, it became an unviable mine. Given its centralized location among various coal fields and regional steel mills, it has proven to be ideal for an aggregation and processing location for the railcars to be recycled and reused in the steel markets.

American Resources is keen on efficiently and effectively utilizing all asset bases to supply customers in the steel industry with raw materials to manufacture steel products in the most sustainable way while focusing on building out its full suite of infrastructure related business lines. The Company is committed to continuing its efforts to identify operational efficiencies in its ongoing goal to be one of the lowest cost operators and responsible stewards of the environment in Central Appalachia and throughout all its mining, processing, and transportation operations.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation